UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 5, 2018, SunPower Corporation (the “Company”) and First Solar, Inc. (“First Solar”) issued a joint press release announcing the entry of 8point3 Energy Partners LP (the “Partnership”) into an Agreement and Plan of Merger and Purchase Agreement with CD Clean Energy and Infrastructure V JV, LLC, an equity fund managed by Capital Dynamics, Inc. and certain other co-investors (collectively, “Capital Dynamics”) and certain other parties, dated as of February 5, 2018 (the “Merger Agreement”), pursuant to which Capital Dynamics will acquire 8point3 General Partner, LLC, the general partner of the Partnership, all of the outstanding shares in the Partnership, and all of the outstanding common and subordinated units and incentive distribution rights in 8point3 Operating Company, LLC (“OpCo”), the Partnership’s operating company (the “Transaction”). A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the Transaction, First Solar and the Company entered into a Support Agreement with Capital Dynamics and certain other parties, dated as of February 5, 2018 (the “Support Agreement”). Under the Support Agreement, among other things, First Solar and SunPower have agreed to vote to approve the Merger Agreement at any meeting of shareholders of the Partnership for such purpose, as shareholders of the Partnership and holders of equity units in OpCo. The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, a copy of which is attached as Exhibit 99.2 to the Partnership’s Current Report on Form 8-K, dated February 5, 2018 and is incorporated into this report by reference in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to: (a) statements regarding the expected timing and likelihood of completion of the Transaction; (b) the timing and anticipated receipt of required shareholder, governmental, or other approvals of the Transaction; and (c) expected transaction proceeds and value. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) the timing, receipt, and terms and conditions of any required governmental approvals of the Transaction that could cause the parties to abandon the Transaction; (2) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (3) the risk of failure of the Partnership’s shareholders to approve the Transaction; and (4) the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all. A detailed discussion of certain of these factors and other risks that affect the Company’s business is included in filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this Current Report on Form 8-K are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transactions. In connection with the proposed transactions, the Partnership will file with the SEC and furnish to the Partnership’s shareholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE PARTNERSHIP’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.
Investors and shareholders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 14(d) of the Exchange Act will be available free of charge through the Partnership’s website at http://www.8point3energypartners.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
Participants in the Solicitation

The Partnership and its general partner’s directors and executive officers, and the Company and First Solar and their respective directors and executive officers, are deemed to be participants in the solicitation of proxies from the shareholders of the Partnership in respect of the proposed merger transaction. Information regarding the directors and executive officers of the Partnership’s general partner, the Company, and First Solar is contained in the Partnership’s 2017 Form 10-K filed with the SEC on February 5, 2018, the Company’s 2016 Form 10-K filed with the SEC on February 17, 2017, and First Solar’s 2016 Form 10-K filed with the SEC on February 22, 2017, respectively. Free copies of these documents may be obtained from the sources described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated February 5, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

February 5, 2018	By:	/S/ KENNETH L. MAHAFFEY
	Name:	Kenneth L. Mahaffey
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 5, 2018